Exhibit 4.4

Execution Copy

REGISTRATION RIGHTS AGREEMENT

Dated as of February 17, 2011

by and among

REVEL AC, INC.,

THE GUARANTORS LISTED ON SCHEDULE I HERETO

and

THE PURCHASERS LISTED ON SCHEDULE II HERETO

This Registration Rights Agreement (this “Agreement”) is made and entered into as of February 17, 2011, by and among Revel AC, Inc., a Delaware corporation (the “Issuer”), the guarantors listed on Schedule I hereto (collectively, the “Guarantors”) and the purchasers of the Initial Notes (as defined below) listed on Schedule II hereto (each, a “Purchaser” and collectively, the “Purchasers”), who have agreed to purchase the Issuer’s 12% Second Lien Notes due 2018 being issued on the date hereof (the “Initial Notes”), pursuant to the Purchase Agreements (as defined below).

RECITALS

WHEREAS, on the date hereof, the Purchasers are purchasing pursuant to their individual securities purchase agreements, each dated February 16, 2011 (collectively for all Purchasers, the “Purchase Agreements”) among the Issuer, the Guarantors and the individual Purchaser party thereto, an aggregate of 152,200 units (the “Units”), with each Unit consisting of (i) $2,000 principal amount of the Initial Notes, including the guarantees by the Guarantors thereof, and totaling $304,400,000 aggregate principal amount, and (ii) a warrant exercisable to purchase 1,000 shares of common stock, par value $0.0001 per share, of the Issuer (the “Common Stock”), with all warrants exercisable for 152,200,000 shares of Common Stock; and

WHEREAS, in order to induce the Purchasers to purchase the Initial Notes, the Issuer and the Guarantors have agreed to provide the registration rights set forth in this Agreement and the execution and delivery of this Agreement is a condition, as set forth in Article 7 of each of the Purchase Agreements, to the obligations of each of the Purchasers as set forth therein.

AGREEMENT

NOW THEREFORE, in consideration of the mutual covenants herein contained and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

SECTION 1.	DEFINITIONS

Capitalized terms used herein and not otherwise defined shall have the meaning assigned to them in the Indenture, dated as of February 17, 2011, among the Issuer, the Guarantors and U.S. Bank National Association, as trustee, relating to the Initial Notes and the Exchange Notes (the “Indenture”). As used in this Agreement, the following capitalized terms shall have the meanings set forth below.

Act: The Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

Affiliate: As defined in Rule 144 of the Act.

Agreement: As defined in the introduction hereto.

Broker-Dealer: Any broker or dealer registered as such under the Exchange Act.

Business Day: Any day other than a Saturday, a Sunday or a day on which banking institutions in the City of New York or at a place of payment are authorized or obligated by law, regulation or executive order to be closed.

Closing Date: The date hereof.

Commission: The Securities and Exchange Commission.

Company: As defined in the introduction hereto.

Consummate: An Exchange Offer shall be deemed “Consummated” for purposes of this Agreement upon the occurrence of (a) the filing and effectiveness under the Act of the Exchange Offer Registration Statement relating to the Exchange Notes to be issued in the Exchange Offer, (b) the maintenance of such Exchange Offer Registration Statement continuously effective for, and the keeping of the Exchange Offer open for, in each case a period not less than the Minimum Period required pursuant to Section 3(b) hereof, and (c) the delivery by the Issuer to the Registrar under the Indenture of Exchange Notes in the same aggregate principal amount as the aggregate principal amount of Initial Notes validly tendered and not validly withdrawn by Holders thereof, and accepted for payment by the Issuer, pursuant to the Exchange Offer.

Consummation Deadline: As defined in Section 3(b) hereof.

Effectiveness Deadline: The Exchange Offer Effectiveness Deadline or the Shelf Effectiveness Deadline, as applicable.

Exchange Act: The Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

Exchange Notes: The Issuer’s 12% Second Lien Notes due 2018 to be issued pursuant to the Indenture: (i) in the Exchange Offer or (ii) as contemplated by Section 4 hereof.

Exchange Offer: The offer by the Issuer to exchange and issue a principal amount of Exchange Notes (which shall be registered pursuant to the Exchange Offer Registration Statement) equal to the outstanding principal amount of Initial Notes that are validly tendered and not validly withdrawn by Holders thereof, and accepted by the Issuer, in connection with such offer.

Exchange Offer Effectiveness Deadline: As defined in Section 3(a) hereof.

Exchange Offer Filing Deadline: As defined in Section 3(a) hereof.

Exchange Offer Registration Statement: The Registration Statement relating to the Exchange Offer, including the related Prospectus.

Filing Deadline: The Exchange Offer Filing Deadline or the Shelf Filing Deadline, as applicable.

Guarantors: As defined in the introduction hereto.

Holders: As defined in Section 2 hereof.

Indenture: As defined in Section 1 hereof.

Initial Notes: As defined in the introduction hereto.

Interest Payment Date: As defined in the Initial Notes and Exchange Notes.

Opening Date: As defined in the Indenture.

Participating Broker-Dealer: As defined in Section 3(c) hereof.

Person: Any individual, corporation, general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company, firm or other enterprise, association, organization, or entity.

Prospectus: The prospectus included in a Registration Statement at the time such Registration Statement is declared effective (including, without limitation, a prospectus that discloses information previously omitted from a prospectus filed as part of an effective Registration Statement in reliance upon Rule 430A, 430B or 430C under the Act), as amended or supplemented by any prospectus supplement and by all other amendments thereto, including post-effective amendments, and all material incorporated by reference into such Prospectus.

Purchase Agreements: As defined in the Recitals.

Purchaser: As defined in the introduction hereto.

Recommencement Date: As defined in Section 6(d) hereof.

Registration Default: As defined in Section 5 hereof.

Registration Statement: Any registration statement of the Issuer and the Guarantors relating to (a) the registration of Exchange Notes to be offered in the Exchange Offer or (b) the registration for resale of Transfer Restricted Securities pursuant to the Shelf Registration Statement, in each case, (i) that is filed pursuant to the provisions of this Agreement, (ii) including the Prospectus included therein, and (iii) including all amendments and supplements thereto (including post-effective amendments) and all exhibits and material incorporated by reference therein.

Rule 144: Rule 144 promulgated under the Act.

Shelf Effectiveness Deadline: As defined in Section 4(a) hereof.

Shelf Filing Deadline: As defined in Section 4(a) hereof.

Shelf Registration Statement: As defined in Section 4 hereof.

Special Interest: As defined is Section 5 hereof.

Suspension Notice: As defined in Section 6(d) hereof.

Suspension Rights: As defined in Section 6(c)(i) hereof.

TIA: The Trust Indenture Act of 1939 (15 U.S.C. Section 77aaa-77bbbb) as in effect on the date of the Indenture.

Transfer Restricted Securities: Each Initial Note until the earliest to occur of (a) the date on which such Initial Note is exchanged in the Exchange Offer by a Person other than a Broker-Dealer for an Exchange Note entitled to be resold to the public by the Holder thereof without complying with the prospectus delivery requirements of the Act, (b) following the exchange by a Broker-Dealer in the Exchange Offer of an Initial Note for an Exchange Note, the date on which such Exchange Note is sold to a purchaser who receives from such Broker-Dealer on or prior to the date of such sale a copy of the Prospectus contained in the Exchange Offer Registration Statement, if so required, or such Exchange Note is otherwise disposed of by such Broker-Dealer in accordance with the “Plan of Distribution” in the Exchange Offer Registration Statement, (c) the date on which such Initial Note has been disposed of in accordance with an effective Shelf Registration Statement, (d) the date on which such Initial Note is sold to the public pursuant to Rule 144 or (e) the date on which such Initial Note ceases to be outstanding.

Units: As defined in the Recitals.

SECTION 2.	HOLDERS

A Person is deemed to be a holder of Transfer Restricted Securities (each, a “Holder”) whenever such Person owns Transfer Restricted Securities.

SECTION 3.	REGISTERED EXCHANGE OFFER

(a) To the extent not prohibited by applicable law or Commission policy, rule or regulation (after the procedures set forth in Section 6(a)(i)(x) below have been complied with if the Issuer elects to comply with such Section 6(a)(i)(x) below instead of Section 6(a)(i)(y) below), the Issuer and the Guarantors shall (i) cause the Exchange Offer Registration Statement to be filed with the Commission no later than the 90th day after the Opening Date (such date being the “Exchange Offer Filing Deadline”), (ii) use their commercially reasonable efforts to cause such Exchange Offer Registration Statement to become or be declared effective no later than the 270th day after the Opening Date (such date being the “Exchange Offer Effectiveness Deadline”), (iii) in connection with the foregoing, use their commercially reasonable efforts to (A) file all pre-effective amendments to such Exchange Offer Registration Statement as may be necessary in order to cause it to become effective, (B) file, if applicable, a post-effective amendment to such Exchange Offer Registration Statement, and (C) cause all necessary filings, if any, in connection with the registration and qualification of the Exchange Notes to be made under the Blue Sky laws of such jurisdictions as are necessary to permit Consummation of the Exchange Offer, and (iv) as soon as reasonably practicable following the effectiveness of such Exchange Offer Registration Statement, use their commercially reasonable efforts to commence and Consummate the Exchange Offer. The Exchange Offer shall be on the appropriate form permitting (i) registration of the Exchange Notes to be offered in exchange for Initial Notes that are Transfer Restricted Securities that are validly tendered into (and not validly withdrawn from)

the Exchange Offer by Holders and (ii) resales of Exchange Notes by Broker-Dealers that validly tendered into (and did not validly withdraw from) the Exchange Offer Initial Notes that such Broker-Dealer acquired for its own account as a result of market-making activities or other trading activities (other than Initial Notes acquired directly from the Issuer or any of its Affiliates), in each case as contemplated by Section 3(c) below and provided that such Holder and Broker-Dealer makes the representations set forth in Section 6(a)(ii) below.

(b) The Issuer and the Guarantors shall use their commercially reasonable efforts to cause the Exchange Offer Registration Statement to be effective continuously for, and shall keep the Exchange Offer open for, in each case a period of not less than the minimum period (such minimum period, the “Minimum Period”) required under applicable federal and state securities laws to Consummate the Exchange Offer; provided, however, that in no event shall such period be less than 20 Business Days. The Issuer and the Guarantors shall cause the Exchange Offer to comply in all material respects with all applicable federal and state securities laws. The Issuer and the Guarantors shall use their commercially reasonable efforts to cause the Exchange Offer to be Consummated on the earliest practicable date after the expiration of the Minimum Period, but in no event later than 40 days or longer, if required by the federal securities laws, after the date on which the Exchange Offer Registration Statement has become effective (such 40th day, or such later date required by the federal securities laws, being the “Consummation Deadline”).

(c) The Issuer shall include a “Plan of Distribution” section in the Prospectus contained in the Exchange Offer Registration Statement and indicate therein that any Broker-Dealer who holds Transfer Restricted Securities that were acquired for the account of such Broker-Dealer as a result of market-making activities or other trading activities (other than Initial Notes acquired directly from the Issuer or any Affiliate of the Issuer), may exchange such Transfer Restricted Securities pursuant to the Exchange Offer (each such Broker-Dealer that elects to participate in the Exchange Offer, a “Participating Broker-Dealer”), provided that such Participating Broker-Dealer makes the representations set forth in Section 6(a)(ii) below. Such “Plan of Distribution” section shall also contain all other information with respect to such sales by such Participating Broker-Dealers that the Commission may require in order to permit such sales pursuant thereto, but such “Plan of Distribution” shall not name any such Participating Broker-Dealer or disclose the amount of Transfer Restricted Securities held by any such Participating Broker-Dealer, except to the extent required by the Commission as a result of a change in policy, rules or regulations after the date of this Agreement.

The Issuer and the Guarantors shall permit the use of the Prospectus contained in the Exchange Offer Registration Statement by such Participating Broker-Dealer to satisfy such prospectus delivery requirement. To the extent necessary to ensure that the Prospectus contained in the Exchange Offer Registration Statement is available for sales of Exchange Notes by Participating Broker-Dealers, the Issuer and the Guarantors agree to use their commercially reasonable efforts to keep the Exchange Offer Registration Statement continuously effective for, and to supplement and amend the Prospectus contained therein as required by and subject to the provisions of Sections 6(a) and (c) (including subject to the Suspension Rights referred to in Section 6(c)(i) below) and as required by the Act and the policies, rules and regulations of the Commission as announced from time to time, as applicable, in order to permit such Prospectus to be lawfully delivered by Participating Broker-Dealers for, a period (the “Prospectus Delivery Period”) of 180 days after the Consummation Deadline or such shorter period as will terminate when all Transfer Restricted Securities covered by such Registration Statement have been sold pursuant thereto. The Issuer and the Guarantors shall provide sufficient copies of the latest version of such Prospectus to such Participating Broker-Dealers, promptly upon request at any time during the Prospectus Delivery Period.

SECTION 4.	SHELF REGISTRATION

(a) Shelf Registration. If (i) the Issuer and the Guarantors are not permitted to Consummate the Exchange Offer because the Exchange Offer is not permitted by applicable law or Commission policy, rule or regulation (after the procedures set forth in Section 6(a)(i)(x) below have been complied with if the Issuer elects to comply with such Section 6(a)(i)(x) below instead of Section 6(a)(i)(y) below); (ii) any Holder of Transfer Restricted Securities notifies the Issuer prior to the 30th day following Consummation of the Exchange Offer that (A) such Holder was prohibited by applicable law or Commission policy, rule or regulation from participating in the Exchange Offer or (B) such Holder that participates in the Exchange Offer may not resell the Exchange Notes acquired by it in the Exchange Offer to the public without delivering a prospectus and the Prospectus contained in an Exchange Offer Registration Statement is not appropriate or available for such resales by such Holder; or (iii) the Exchange Offer is not consummated by the 315th day after the Opening Date, then the Issuer and the Guarantors, subject to the Suspension Rights set forth in Section 6(c)(i) below, shall:

(x) use their commercially reasonable efforts on or prior to 90 days after the earlier of (i) the date as of which the Issuer determines that the Exchange Offer Registration Statement cannot be filed as a result of clause (a)(i) above, (ii) the date on which the Issuer receives the notice specified in clauses (a)(ii) and (a)(iii) above or (iii) the Business Day immediately following the date specified in clause (a)(iv) above (90 days after such earlier date, the “Shelf Filing Deadline”), to file a shelf registration statement pursuant to Rule 415 under the Act (which may be an amendment to the Exchange Offer Registration Statement (the “Shelf Registration Statement”)), covering the resale of all Transfer Restricted Securities, and

(y) use their commercially reasonable efforts to cause such Shelf Registration Statement to become effective on or prior to 180 days after the Shelf Filing Deadline for the Shelf Registration Statement (such 180th day, the “Shelf Effectiveness Deadline”); provided that in no event shall the Issuer and the Guarantors be required to file the Shelf Registration Statement or have such registration statement declared effective prior to the applicable deadlines for the Exchange Offer Registration Statement.

If, after the Issuer and the Guarantors have filed an Exchange Offer Registration Statement that satisfies the requirements of Section 3(a) above, the Issuer and the Guarantors are required to use their commercially reasonable efforts to file and cause to become effective a Shelf Registration Statement solely because the Exchange Offer is not permitted under applicable law or Commission policy, rule or regulation (i.e., as contemplated by clause (a)(i) above), then the filing of the Exchange Offer Registration Statement shall be deemed to satisfy the requirements of clause 4(a)(x) above; provided that, in such event, the Issuer and the Guarantors shall remain obligated to use their commercially reasonable efforts to cause the Shelf Registration Statement to become effective on or prior to the Shelf Effectiveness Deadline set forth in clause 4(a)(y) above, which for this purpose shall be calculated as 270 days following the date as of which the Issuer determined that the Exchange Offer is not permitted under applicable law or Commission policy, rule or regulation.

To the extent necessary to ensure that the Shelf Registration Statement is available for sales of Transfer Restricted Securities by the Holders thereof entitled to the benefit of this Section 4(a), the Issuer and the Guarantors shall use their commercially reasonable efforts to keep any Shelf Registration Statement required by this Section 4(a) continuously effective for, and to supplement and amend the Shelf Registration Statement as required by and subject to the provisions of Sections 6(b) and 6(c) hereof (including subject to the Suspension Rights referred to in Section 6(c)(i) below) and as required by the Act and the policies, rules and regulations of the Commission as announced from time to time, for a period of at least one year (as extended pursuant to Section 6(c)(i) or 6(d)) or until the earliest of (i) the date on which the Transfer Restricted Securities covered by the Shelf Registration Statement are no longer restricted securities (as defined in Rule 144 under the Act) or are saleable pursuant to Rule 144 without limitation and (ii) the date on which all Transfer Restricted Securities covered by such Shelf Registration Statement have been sold pursuant thereto.

(b) Provision by Holders of Certain Information in Connection with the Shelf Registration Statement. No Holder may include any of its Transfer Restricted Securities in any Shelf Registration Statement pursuant to this Agreement unless and until such Holder furnishes to the Issuer in writing, within 15 days after receipt of a request therefor, the information specified in Item 507 or 508 of Regulation S-K, as applicable, of the Act, such other information required by Regulation S-K of the Act and such other information reasonably requested by the Issuer, for use in connection with any Shelf Registration Statement or Prospectus or preliminary Prospectus included therein. No Holder shall be entitled to Special Interest pursuant to Section 5 hereof unless and until (and from and after such time) such Holder shall have provided all such information. Each selling Holder agrees to promptly furnish additional information required to be disclosed in order to make the information previously furnished to the Issuer by such Holder not materially misleading and shall promptly supply such other information as the Issuer may from time to time reasonably request.

SECTION 5.	SPECIAL INTEREST

Subject to the Suspension Rights referred to in Section 6(c)(i) below, if (i) any Registration Statement required by this Agreement is not filed with the Commission on or prior to the applicable Filing Deadline, (ii) any such Registration Statement has not been declared effective by the Commission on or prior to the applicable Effectiveness Deadline, (iii) the Exchange Offer has not been Consummated on or prior to the Consummation Deadline, or (iv) any Registration Statement required by this Agreement is filed and declared effective but shall thereafter cease to be effective or fail to be usable for its intended purpose (provided that if the Exchange Offer Registration Statement has been filed and declared effective and the Exchange Offer is not thereafter permitted under applicable law or Commission policy, rule or regulation, this clause (iv) shall not result in a Registration Default if a Shelf Registration Statement is filed and declared effective prior to the Shelf Filing Deadline and the Shelf Effectiveness Deadline, respectively) (each such event referred to in clauses (i) through (iv), a “Registration Default”), then the Issuer and the Guarantors hereby jointly and severally agree to pay to each Holder affected thereby, as liquidated damages (which shall be the Holders’ sole remedy for any

Registration Default), special interest over and above the interest otherwise payable on the securities from and including the date on which any Registration Default shall occur and to but excluding the date on which such Registration Defaults have been cured (“Special Interest”) at a rate of (i) 0.25% per annum from and including the date on which any Registration Default shall occur and to and including the 90th day immediately following the occurrence of such Registration Default, (ii) 0.50% per annum from and including the 91st day, and to and including the 180th day, immediately following the occurrence of such Registration Default, (iii) 0.75% per annum from and including the 181st day, and to and including the 270th day, immediately following the occurrence of such Registration Default, and (iv) 1.0% per annum from and including the 271st day following the occurrence of such Registration Default and to but excluding the date on which such Registration Default has been cured; provided that the Issuer and the Guarantors shall in no event be required to pay Special Interest for more than one Registration Default at any given time. Notwithstanding anything to the contrary set forth herein, (1) upon the filing of the Exchange Offer Registration Statement (and/or, if applicable, the Shelf Registration Statement), in the case of clause (i) above, (2) upon the effectiveness of the Exchange Offer Registration Statement (and/or, if applicable, the Shelf Registration Statement), in the case of clause (ii) above, (3) upon Consummation of the Exchange Offer, in the case of clause (iii) above, or (4) upon the filing of a post-effective amendment to the Registration Statement or an additional Registration Statement that causes the Exchange Offer Registration Statement (and/or, if applicable, the Shelf Registration Statement) to again be declared effective or made usable in the case of clause (iv) above, the Special Interest payable with respect to the Transfer Restricted Securities as a result of such clause (i), (ii), (iii), or (iv), as applicable, shall cease.

All accrued Special Interest shall be paid by the Issuer and the Guarantors (or the Issuer and the Guarantors will cause the Paying Agent to make such payment on their behalf) to the Holders entitled thereto, in the manner provided for the payment of interest in the Indenture, on each Interest Payment Date, as more fully set forth in the Indenture and the Initial Notes. Notwithstanding the fact that any securities for which Special Interest is due cease to be Transfer Restricted Securities, all obligations of the Issuer and the Guarantors to pay Special Interest with respect to such securities that accrued prior to the time that such securities ceased to be Transfer Restricted Securities shall survive until such time as such obligations with respect to such securities shall have been satisfied in full.

SECTION 6.	REGISTRATION PROCEDURES

(a) Exchange Offer Registration Statement. In connection with the Exchange Offer, (I) each Holder shall comply with paragraph (ii) below, and (II) the Issuer and the Guarantors shall (x) comply with all applicable provisions of Section 6(c) below, (y) use their commercially reasonable efforts to effect the Exchange Offer and to permit the resale of Exchange Notes by Broker-Dealers that received such Exchange Notes in exchange for the valid tender in the Exchange Offer of Initial Notes that such Broker-Dealer acquired for its own account as a result of its market-making activities or other trading activities (other than Initial Notes acquired directly from the Issuer or any of its Affiliates) being sold in accordance with the intended method or methods of distribution thereof as set forth in the “Plan of Distribution” in the Exchange Offer Registration Statement and subject to the requirement that such Broker-Dealer make the representations set forth in Section 6(c)(ii) below, and (z) comply with all of the following provisions:

(i) If, following the date hereof there has been announced a change in Commission policy, rule or regulation with respect to exchange offers such as the Exchange Offer, that in the opinion of counsel to the Issuer raises a substantial question as to whether the Exchange Offer is permitted by applicable law or Commission policy, rule or regulation, the Issuer and the Guarantors hereby agree either, such choice between clause (x) and (y) below to be in the Issuer’s sole discretion, to (x) seek a no-action letter or other favorable decision from the Commission allowing the Issuer and the Guarantors to Consummate an Exchange Offer for such Transfer Restricted Securities, or (y) file, in accordance with Section 4(a)(i) hereof (including the time periods set forth therein), a Shelf Registration Statement. In the case of clause (x) above, if the Issuer elects to pursue such choice, (I) the Issuer and the Guarantors hereby agree to pursue the issuance of such a decision to the Commission staff level but shall not be required to take action not commercially reasonable to affect a change of Commission policy and (II) in connection with the foregoing, the Issuer and the Guarantors hereby agree to take all such other commercially reasonable actions as may be requested by the Commission or otherwise reasonably required in connection with the issuance of such decision, including without limitation (A) participating in telephonic conferences with the Commission, (B) delivering to the Commission staff an analysis prepared by counsel to the Issuer setting forth the legal bases, if any, upon which such counsel has concluded that such an Exchange Offer should be permitted, and (C) diligently pursuing a resolution (which need not be favorable) by the Commission staff.

(ii) As a condition to its participation in the Exchange Offer, each Holder (including, without limitation, any Holder who is a Broker-Dealer) shall furnish, upon the request of the Issuer, prior to the Consummation of the Exchange Offer, a written representation to the Issuer and the Guarantors (which may be contained in the letter of transmittal contemplated by the Exchange Offer Registration Statement) to the effect that (A) it is not an Affiliate of the Issuer, (B) it is not engaged in, and does not intend to engage in, and has no arrangement or understanding with any Person to participate in, a distribution of the Exchange Notes to be issued in the Exchange Offer, (C) it is acquiring the Exchange Notes in its ordinary course of business, and (D) only if such Holder is a Broker-Dealer that (x) it will receive Exchange Notes in exchange for Initial Notes that such Broker-Dealer acquired for its own account as a result of market making activities or other trading activities and (y) it will deliver the Prospectus included in the Exchange Offer Registration Statement, as required by law, in connection with any sale of such Exchange Notes. As a condition to its participation in the Exchange Offer each Holder using the Exchange Offer to participate in a distribution of the Exchange Notes shall acknowledge and agree that, if the resales are of Exchange Notes obtained by such Holder in exchange for Initial Notes acquired directly from the Issuer or an Affiliate thereof, it (1) could not, under Commission policy as in effect on the date of this Agreement, rely on the position of the Commission enunciated in Morgan Stanley and Co., Inc. (available June 5, 1991) and Exxon Capital Holdings Corporation (available May 13, 1988), as interpreted in the Commission’s letter to Shearman & Sterling dated July 2, 1993, and similar no-action letters (including, if applicable, any no-action letter obtained pursuant to clause (i) above), and (2) must comply with the registration and prospectus delivery requirements of the Act in connection with a secondary resale transaction and that such a secondary resale transaction must be covered by an effective registration statement containing the selling security holder information required by Item 507 or 508, as applicable, of Regulation S-K.

(b) Shelf Registration Statement. In connection with the Shelf Registration Statement, the Issuer and the Guarantors shall:

(i) comply with all the provisions of Section 6(c) below and use their commercially reasonable efforts to effect such registration to permit the sale of the Transfer Restricted Securities being sold in accordance with the intended method or methods of distribution thereof (as indicated in the information furnished to the Issuer pursuant to Section 4(b) hereof), and pursuant thereto the Issuer and the Guarantors will prepare and file with the Commission a Registration Statement relating to the registration on any appropriate form under the Act, which form shall be available for the sale of the Transfer Restricted Securities in accordance with the intended method or methods of distribution thereof within the time periods and otherwise in accordance with the provisions hereof, and

(ii) issue to any Holder or purchaser of Initial Notes covered by any Shelf Registration Statement contemplated by this Agreement, upon the request of any such Holder or purchaser, registered Initial Notes having an aggregate principal amount equal to the aggregate principal amount of Initial Notes in the names as such Holder or purchaser shall designate.

(c) General Provisions. In connection with any Registration Statement and any related Prospectus required by this Agreement, the Issuer and the Guarantors shall:

(i) use all commercially reasonable efforts to keep such Registration Statement continuously effective for the period specified in Section 3 or 4 of this Agreement, as applicable. Upon the occurrence of any event that would cause any such Registration Statement or the Prospectus contained therein (A) to contain an untrue statement of material fact or omit to state any material fact necessary to make the statements therein (in the case of the Prospectus or any supplement thereto, in the light of the circumstances under which they are made) not misleading, or (B) not to be effective and usable for resale of Transfer Restricted Securities during the period required by and in accordance with this Agreement, the Issuer and the Guarantors shall use their commercially reasonable efforts to file as soon as practicable (subject to the Suspension Rights referred to below), an appropriate amendment to such Registration Statement curing such defect, and, if Commission review is required, use their commercially reasonable efforts to cause such amendment to be declared effective as soon as practicable. Notwithstanding the foregoing, the Issuer and the Guarantors may allow the Exchange Offer Registration Statement, at any time after Consummation of the Exchange Offer (if otherwise required to keep it effective), or the Shelf Registration Statement and the related Prospectus to cease to remain effective and usable or may delay the filing or the effectiveness of the Shelf Registration Statement if not then filed or effective, as applicable (“Suspension Rights”), for one or more periods of 180 days in the aggregate in any twelve month period if (x) the board of directors of the Issuer (or a duly-appointed committee of the board of directors having power over the subject matter) determines in good faith that it is in the best interests of the Issuer not to disclose the existence of or facts surrounding, or that such disclosure would have a material adverse effect on the Issuer or, any proposed or pending financing, acquisition, disposition, merger or other material corporate transaction involving the Issuer and the Guarantors, or any of their subsidiaries, or (y) the Prospectus contained in the Exchange Offer Registration Statement or the Shelf Registration Statement, as the case may be, contains an untrue statement of material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the 180-day period referred to in Section 3(c) during which the Exchange Offer Registration Statement is required (subject to such shorter period referred to in Section 3(c))to be effective and usable or the one year period referred to in Section 4(a) hereof during which the Shelf Registration Statement is required (subject to such shorter period referred to in Section 4(a)) to be effective and usable shall be extended by the number of days during which such Registration Statement was not effective or usable pursuant to the foregoing provisions (which such extension shall be the Holders’ sole remedy for the exercise by the Issuer of the Suspension Rights during the time period permitted hereunder, but only to the extent that any suspension period does not violate the 180-day period set forth above).

(ii) subject to the Suspension Rights set forth in Section 6(c)(i) above, use their commercially reasonable efforts to prepare and file with the Commission such amendments and post-effective amendments to the applicable Registration Statement as may be necessary to keep such Registration Statement effective for the applicable period set forth in Section 3 or 4 hereof, as the case may be; cause the Prospectus to be supplemented by any required Prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 under the Act, and to comply fully with Rules 424, 430A, and 462, as applicable, under the Act in a timely manner; and comply with the provisions of the Act with respect to the disposition of all securities covered by such Registration Statement during the applicable period in accordance with the intended method or methods of distribution by the sellers thereof set forth in such Registration Statement or supplement to the Prospectus;

(iii) advise (a) each Holder whose Transfer Restricted Securities have been included in a Shelf Registration Statement (in the case of a Shelf Registration Statement), and (b) each Participating Broker-Dealer who has provided notice to the Issuer that it will be using the Prospectus contained in the Exchange Offer Registration Statement for resales as provided in Section 3(c) above, promptly and, if requested by such Holder, confirm such advice in writing, (A) when the Prospectus or any Prospectus supplement or post-effective amendment has been filed, and, with respect to any applicable Registration Statement or any post-effective amendment thereto, when the same has become effective (other than any amendment or supplement pursuant to the filing of a periodic report under the Exchange Act which is incorporated by reference in such Registration Statement), (B) of any request by the Commission for amendments to the Registration Statement or amendments or supplements to the Prospectus or for additional information relating thereto, (C) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement under the Act or of the suspension by any state securities commission of the qualification of the Transfer Restricted Securities for offering or sale in any jurisdiction, or the initiation of any proceeding for any of the preceding purposes, and (D) of the happening of any event that requires the Issuer to make changes in the Registration Statement or the Prospectus in order that the Registration Statement or the Prospectus, any amendment or supplement thereto or any document incorporated by reference therein do not contain an untrue statement of material fact nor omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus, in the light of the circumstances under which they were made) not misleading. If at any time the Commission shall issue any stop order suspending the effectiveness of the Registration Statement, or any state securities commission or other regulatory authority shall issue an order suspending the qualification or exemption from qualification of the Transfer Restricted Securities under state securities or Blue Sky laws, the Issuer and the Guarantors shall use their commercially reasonable efforts to obtain the withdrawal or lifting of such order at the earliest practicable time;

(iv) subject to Section 6(d), if any event contemplated by Section 6(c)(iii)(D) above shall exist or have occurred during the period when the Shelf Registration Statement is required to remain effective or a prospectus is required to be delivered by a Participating Broker-Dealer, use their commercially reasonable efforts to prepare, subject to any applicable Suspension Rights, a supplement or post-effective amendment to the Registration Statement or related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of Transfer Restricted Securities, the Prospectus will not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(v) furnish to each Holder whose Transfer Restricted Securities have been included in a Shelf Registration Statement (in the case of a Shelf Registration Statement) in connection with such registration or sale, if any, before filing with the Commission, copies of such Shelf Registration Statement or any Prospectus included therein or any amendments or supplements to any such Shelf Registration Statement or Prospectus (other than any amendment or supplement pursuant to the filing of a periodic report under the Exchange Act which is incorporated by reference in such Registration Statement), which documents will be subject to the reasonable review and comment of such Holders in connection with such sale, if any, for a period of at least three Business Days (or such shorter time period as is practicable and of which notice is given to such Holders), and the Issuer will not file any such Registration Statement or Prospectus or any amendment or supplement to any such Registration Statement or Prospectus (including all such documents incorporated by reference) to which such Holders shall reasonably object within three Business Days (or such shorter time period as is practicable and of which notice is given to such Holders) after the receipt thereof; provided, however, that the Issuer and the Guarantors need not furnish an amendment or supplement that solely names a Holder as a selling securityholder (other than to the particular Holder so named);

(vi) make available, at reasonable times, for inspection by the managing underwriter of the disposition of Transfer Restricted Securities that have been included in a Shelf Registration Statement and one Holder designated by Holders of a majority in aggregate principal amount of Transfer Restricted Securities that have been included in a Shelf Registration Statement (the “Majority Holders” and such designated Holder, the “Designated Holder”) (in the case of a Shelf Registration Statement) and any single counsel or accountant retained by such managing underwriter or Holder, all financial and other records, pertinent corporate documents of the Issuer and the Guarantors reasonably requested and cause the Issuer’s and the Guarantors’ officers, directors and employees to supply all information reasonably requested by such Designated Holder, counsel or accountant in connection with such Shelf Registration Statement or any post-effective amendment thereto subsequent to the filing thereof and prior to its effectiveness as shall be reasonably necessary to enable them to exercise any applicable due diligence responsibilities under Section 11 of the Act; provided that any Holder or representative thereof requesting or receiving such information shall agree to be bound by reasonable confidentiality agreements and procedures with respect thereto;

(vii) if requested by any Holders whose Transfer Restricted Securities have been included in a Shelf Registration Statement (in the case of a Shelf Registration Statement) in connection with such registration or sale, promptly include in any Registration Statement or Prospectus, pursuant to a supplement or post-effective amendment if necessary, such information as such Holders may reasonably request to have included therein, including, without limitation, information relating to the “Plan of Distribution” of the Transfer Restricted Securities and the use of the Registration Statement or Prospectus for market making activities; and make all required filings of such Prospectus supplement or post-effective amendment as soon as practicable after the Issuer is notified of the matters to be included in such Prospectus supplement or post-effective amendment;

(viii) furnish to each Holder, upon request, whose Transfer Restricted Securities have been included in a Shelf Registration Statement (in the case of a Shelf Registration Statement) in connection with such registration or sale, without charge, at least one copy of the Registration Statement, as first filed with the Commission, and of each amendment thereto (other than any amendment pursuant to the filing of a periodic report under the Exchange Act which is incorporated by reference in such Registration Statement, not including documents incorporated by reference therein and exhibits (including exhibits incorporated therein by reference), unless requested by such Holder;

(ix) deliver to each Holder whose Transfer Restricted Securities have been included in a Shelf Registration Statement (in the case of a Shelf Registration Statement) without charge, as many copies of the Prospectus (including each preliminary prospectus) and any amendment or supplement thereto as such Holders reasonably may request; the Issuer and the Guarantors hereby consent to the use (in accordance with law and subject to Section 6(d) hereof and any Suspension Rights) of the Prospectus and any amendment or supplement thereto by each selling Holder in connection with the offering and the sale of the Transfer Restricted Securities covered by the Prospectus or any amendment or supplement thereto;

(x) upon the request of the Majority Holders or an “underwriter” (in each case in the case of a Shelf Registration Statement), enter into such commercially reasonable and customary agreements (including an underwriting agreement), and make such representations and warranties, and take all such other commercially reasonable and customary actions in connection therewith in order to expedite or facilitate the disposition of the Transfer Restricted Securities pursuant to such Shelf Registration Statement, all to such extent as may be customarily and reasonably requested by such Majority Holders or underwriter; provided, that, the Issuer and the Guarantors shall not be required to enter into any such agreement more than once with respect to all of the Transfer Restricted Securities and may delay entering into such agreement if the Board of Directors of the Issuer determines in good faith that it is in the best interests of the Issuer not to disclose the existence of or facts surrounding, or that such disclosure would have a material adverse effect on the Issuer or, any proposed or pending financing, acquisition, disposition, merger or other material corporate transaction involving the Issuer and the Guarantors, or any of their subsidiaries. In connection with the entering into of any such agreement, the Issuer and the Guarantors shall:

(A) upon the request of any Holder, furnish (or in the case of paragraphs (2) and (3), use their commercially reasonable efforts to cause to be furnished) to each such Holders and any underwriter (in each case, in the case of the Shelf Registration Statement), upon the effectiveness of the Shelf Registration Statement:

(1) a certificate, dated such date, signed on behalf of the Issuer and each Guarantor by an authorized officer thereof, confirming, as of the date thereof, covering such customary matters as such Holders may reasonably request;

(2) an opinion, dated the date of effectiveness of the Shelf Registration Statement, of counsel for the Issuer and the Guarantors in customary form and covering such customary matters as such Holder may reasonably request; and

(3) a customary comfort letter, dated the date of effectiveness of the Shelf Registration Statement from the Issuer’s independent accountants, in the customary form and covering matters of the type customarily covered in comfort letters to underwriters in connection with underwritten offerings; and

(B) deliver such other commercially reasonable and customary documents and certificates as may be reasonably requested by the selling Holders to evidence compliance with the matters covered in clause (A) above and with any customary conditions contained in any agreement entered into by the Issuer and the Guarantors pursuant to this clause (xi);

(xi) in the case of a Shelf Registration Statement, cooperate with the selling Holders and their counsel in connection with the registration and qualification of the Transfer Restricted Securities under the securities or Blue Sky laws of such jurisdictions as the selling Holders may request and do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Transfer Restricted Securities covered by the applicable Registration Statement; provided, however, that the Issuer and the Guarantors shall not be required to register or qualify as a foreign corporation where it is not now so qualified or to take any action that would subject it to the service of process in suits or to taxation, other than as to matters and transactions relating to the Registration Statement, in any jurisdiction where it is not then so subject;

(xii) in the case of a Shelf Registration Statement, in connection with any sale of Transfer Restricted Securities that will result in such securities no longer being Transfer Restricted Securities, cooperate with the Holders to facilitate the timely preparation and delivery of certificates representing Transfer Restricted Securities to be sold and not bearing any restrictive legends; and to register such Transfer Restricted Securities in such denominations and such names as the selling Holders may request at least three Business Days prior to the closing of such sale of Transfer Restricted Securities;

(xiii) use their commercially reasonable efforts to cause the disposition of the Transfer Restricted Securities covered by the Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the seller or sellers thereof to consummate the disposition of such Transfer Restricted Securities, subject to the proviso contained in clause (xii) above;

(xiv) provide a CUSIP number for all Transfer Restricted Securities not later than the effective date of a Registration Statement covering such Transfer Restricted Securities and provide the Trustee under the Indenture with certificates for the Transfer Restricted Securities which are in a form eligible for deposit with the Depository Trust Company;

(xv) otherwise use their commercially reasonable efforts to comply in all material respects with all applicable rules and regulations of the Commission, and make generally available to its security holders with regard to any applicable Registration Statement, as soon as practicable, a consolidated earnings statement meeting the requirements of Rule 158 under the Act (which need not be audited) covering a twelve-month period beginning after the effective date of the Registration Statement (as such term is defined in paragraph (c) of Rule 158 under the Act); and

(xvi) cause the Indenture to be qualified under the TIA not later than the effective date of the first Registration Statement required by this Agreement and, in connection therewith, cooperate with the Trustee and the Holders to effect such changes to the Indenture as may be required for such Indenture to be so qualified in accordance with the terms of the TIA; and execute and use their commercially reasonable efforts to cause the Trustee to execute, all documents that may be required to effect such changes and all other forms and documents required to be filed with the Commission to enable such Indenture to be so qualified in a timely manner.

(d) Restrictions on Holders. Each Holder agrees by acquisition of a Transfer Restricted Security that, upon receipt of the notice referred to in Section 6(c)(i) or 6(c)(iii)(C) or any notice from the Issuer of the existence of any fact or the occurrence or happening of any event of the kind described in Section 6(c)(iii)(D) hereof (in each case, a “Suspension Notice”), such Holder will forthwith discontinue disposition of Transfer Restricted Securities pursuant to the applicable Registration Statement until (i) such Holder has received copies of the supplemented or amended Prospectus contemplated by Section 6(c)(iv) hereof, or (ii) such Holder is advised in writing by the Issuer that the use of the Prospectus may be resumed, and has received copies of any additional or supplemental filings that are incorporated by reference in the Prospectus (in each case, the “Recommencement Date”). Each Holder receiving a Suspension Notice hereby agrees that it will either (i) destroy any Prospectuses, other than permanent file copies, then in such Holder’s possession which have been replaced by the Issuer with more recently dated Prospectuses, or (ii) deliver to the Issuer (at the Issuer’s expense) all copies, other than permanent file copies, then in such Holder’s possession of the Prospectus covering such Transfer Restricted Securities that was current at the time of receipt of the Suspension Notice. The 180-day period referred to in Section 3(c) during which the Exchange Offer Registration Statement is required (subject to such shorter period referred to in Section 3(c)) to be effective and usable or the one year period referred to in Section 4(a) hereof during which the Shelf Registration Statement is required (subject to such shorter period referred to in Section 4(a)) to be effective and usable shall be extended by a number of days equal to the number of days in the period from and including the date of delivery of the Suspension Notice to but not including the Recommencement Date.

SECTION 7.	REGISTRATION EXPENSES

All expenses incurred by the Issuer and the Guarantors in connection with their performance of or compliance with this Agreement will be borne by the Issuer, regardless of whether a Registration Statement becomes effective, including without limitation: (i) all registration and filing fees and expenses; (ii) all fees and expenses of compliance with federal securities and state Blue Sky or securities laws; (iii) all expenses of printing (including printing certificates for the Exchange Notes to be issued in the Exchange Offer and printing of Prospectuses), messenger and delivery services and telephone; (iv) all fees and disbursements of counsel for the Issuer and the Guarantors and one counsel for all of the Holders of Transfer Restricted Securities selected by the Holders of a majority in principal amount of Transfer Restricted Securities being registered; (v) all application and filing fees in connection with listing the Exchange Notes on a national securities exchange or automated quotation system pursuant to the requirements hereof; and (vi) all fees and disbursements of independent certified public accountants of the Issuer and the Guarantors (including the expenses of any special audit and comfort letters required by or incident to such performance); provided, however, that in no event shall the Issuer or the Guarantors be responsible for any underwriting discounts, commissions or fees or transfer taxes attributable to the sale or other disposition of Transfer Restricted Securities.

The Issuer will, in any event, bear its and the Guarantors’ internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expenses of any annual audit and the fees and expenses of any Person, including special experts, retained by the Issuer or the Guarantors.

(b) In connection with any Shelf Registration Statement, the Issuer and the Guarantors will reimburse the Holders of Transfer Restricted Securities who are selling or reselling Initial Notes or Exchange Notes pursuant to the “Plan of Distribution” contained in the Shelf Registration Statement for the reasonable fees and disbursements of not more than one counsel for all of the Holders of Transfer Restricted Securities selected by the Holders of a majority in principal amount of Transfer Restricted Securities being registered.

SECTION 8.	INDEMNIFICATION

(a) The Issuer and the Guarantors agree, jointly and severally, to indemnify and hold harmless each Holder, its directors, officers and each Person, if any, who controls (within the meaning of Section 15 of the Act or Section 20 of the Exchange Act) such Holder, from and against any and all losses, claims, damages, liabilities or expenses, (including without limitation, any legal or other expenses incurred in connection with investigating or defending any matter, including any action that could give rise to any such losses, claims, damages, liabilities or expenses) caused by any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement, preliminary prospectus or Prospectus, Free Writing Prospectus or any “issuer information” (as defined in Rule 433 of the Securities Act) filed or required to be filed pursuant to Rule 433(d) under the Securities Act (or any amendment or supplement thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a preliminary prospectus or Prospectus, in the light of the circumstances under which they were made) not misleading, except insofar as such losses, claims, damages, liabilities or expenses are caused by an untrue statement or omission or alleged untrue statement or omission that is based upon information relating to any of the Holders or any underwriter furnished in writing to the Issuer by or on behalf of any of the Holders or underwriter.

(b) Each Holder agrees, severally and not jointly, to indemnify and hold harmless the Issuer and the Guarantors, and their respective directors and officers, and each Person, if any, who controls (within the meaning of Section 15 of the Act or Section 20 of the Exchange Act) the Issuer or the Guarantors, to the same extent as the foregoing indemnity from the Issuer and the Guarantors set forth in section (a) above, but only with reference to information relating to such Holder furnished in writing to the Issuer by or on behalf of such Holder expressly for use in any Registration Statement, preliminary prospectus or Prospectus, Free Writing Prospectus or any “issuer information” (as defined in Rule 433 of the Securities Act) filed or required to be filed pursuant to Rule 433(d) under the Securities Act (or any amendment or supplement thereto). In no event shall any Holder, its directors, officers or any Person who controls such Holder be liable or responsible for any amount in excess of the amount by which the total amount received by such Holder with respect to its sale of Transfer Restricted Securities pursuant to a Registration Statement exceeds (i) the amount paid by such Holder for such Transfer Restricted Securities plus (ii) the amount of any damages that such Holder has otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement or omission or alleged omission.

(c) In case any action shall be commenced involving any Person in respect of which indemnity may be sought pursuant to Section 8(a) or 8(b) (the “indemnified party”), the indemnified party shall promptly notify the Person against whom such indemnity may be sought (the “indemnifying party”) in writing and the indemnifying party shall assume and control the defense of such action, including the employment of counsel reasonably satisfactory to the indemnified party and the payment of all fees and expenses of such counsel, as incurred (except that in the case of any action in respect of which indemnity may be sought pursuant to both Sections 8(a) and 8(b), a Holder shall not be required to assume and control the defense of such action pursuant to this Section 8(c), but may employ separate counsel and participate in the defense thereof, but the fees and expenses of such counsel, except as provided below, shall be at the expense of the Holder). Any indemnified party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the indemnified party unless (i) the employment of such counsel has been specifically authorized in writing by the indemnifying party, (ii) the indemnifying party has failed to assume the defense of such action or employ counsel reasonably satisfactory to the indemnified party, or (iii) the named parties to any such action (including any impleaded parties) include both the indemnified party and the indemnifying party, and the indemnified party has been advised by such counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the indemnifying party (in which case the indemnifying party shall not have the right to assume the defense of such action on behalf of the indemnified party). In any such case, the indemnifying party shall not, in connection with any one action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) for all indemnified parties and all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by the Majority Holders, in the case of the parties indemnified pursuant to Section 8(a), and by the Issuer and Guarantors, in the case of parties indemnified pursuant to Section 8(b). The indemnifying party shall indemnify and hold harmless the indemnified party from and against any and all losses, claims, damages, liabilities and expenses by reason of any settlement of any action effected with its written consent but shall not be liable for any settlement effected without its written consent. No indemnifying party shall, without the prior written consent of the indemnified party (which consent shall not be unreasonably withheld), effect any settlement or compromise of, or consent to the entry of judgment with respect to, any pending or threatened action in respect of which the indemnified party is or could have been a party and indemnity or contribution may be or could have been sought hereunder by the indemnified party, unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability on claims that are or could have been the subject matter of such action, and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of the indemnified party.

(d) If the indemnification provided for in this Section 8 is unavailable to an indemnified party in respect of any losses, claims, damages, liabilities or expenses referred to therein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses (i) in such proportion as is appropriate to reflect the relative benefits received by the Issuer and the Guarantors, on the one hand, and the Holders, on the other hand, from their sale of Transfer Restricted Securities, or (ii) if the allocation provided by clause 8(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 8(d)(i) above but also the relative fault of the Issuer and the Guarantors, on the one hand, and of the Holder, on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative fault of the Issuer and the Guarantors, on the one hand, and of the Holder, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Issuer or such Guarantor, on the one hand, or by the Holder, on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 8(c) hereof, any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim.

The Issuer, the Guarantors and each Holder agree that it would not be just and equitable if contribution pursuant to this Section 8(d) were determined by pro rata allocation (even if the Holders were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this Section 8, no Holder, its directors, its officers or any Person, if any, who controls such Holder shall be required to contribute, in the aggregate, any amount in excess of the amount by which the total amount received by such Holder with respect to the sale of Transfer Restricted Securities pursuant to a Registration Statement exceeds the sum of: (i) the amount paid by such Holder for such Transfer Restricted Securities plus (ii) the amount of any damages that such Holder has otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement or omission or alleged omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. The Holders’ obligations to contribute pursuant to this Section 8(d) are several in proportion to the respective principal amount of Transfer Restricted Securities held by each Holder hereunder and not joint.

SECTION 9.	RULE 144A

The Issuer and each Guarantor agrees with each Holder, for so long as any Transfer Restricted Securities remain outstanding, during any period in which the Issuer or such Guarantor is not subject to Section 13 or 15(d) of the Exchange Act, to make available, upon request of any Holder, to such Holder or beneficial owner of Transfer Restricted Securities in connection with any sale thereof and any prospective purchaser of such Transfer Restricted Securities designated by such Holder or beneficial owner, the information required by Rule 144A(d)(4) under the Act in order to permit resales of such Transfer Restricted Securities pursuant to Rule 144A under the Act.

SECTION 10.	MISCELLANEOUS

(a) Remedies. The Issuer and the Guarantors acknowledge and agree that any failure by the Issuer and/or the Guarantors to comply with their respective obligations under Sections 3 and 4 hereof may result in material irreparable injury to the Purchasers or the Holders for which there is no adequate remedy at law, that it will not be possible to measure damages for such injuries precisely and that, in the event of any such failure, the Purchasers or any Holder may obtain such relief as may be required to specifically enforce the Issuer’s and the Guarantors’ obligations under Sections 3 and 4 hereof. In any action for specific performance, the Issuer and the Guarantors agree to waive the defense that a remedy at law would be adequate.

(b) No Inconsistent Agreements. The Issuer and any Guarantor will not, on or after the date of this Agreement, enter into any agreement with respect to its securities that is inconsistent with the rights granted to the Holders in this Agreement or otherwise conflicts with the provisions hereof. The Issuer and any Guarantor have not previously entered into, nor is currently a party to, any agreement granting any registration rights with respect to its securities to any Person that would require such securities to be included in any Registration Statement filed hereunder. The rights granted to the Holders hereunder do not in any way conflict with and are not inconsistent with the rights granted to the holders of the Issuer’s and the Guarantors’ securities under any agreement in effect on the date hereof.

(c) Amendments and Waivers. The provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to or departures from the provisions hereof may not be given unless (i) in the case of Section 5 and this Section 10(c)(i), the Issuer has obtained the written consent of Holders of all outstanding Transfer Restricted Securities, and (ii) in the case of all other provisions hereof, the Issuer has obtained the written consent of Holders of a majority of the outstanding principal amount of Transfer Restricted Securities (excluding Transfer Restricted Securities held by the Issuer or its Affiliates). Notwithstanding the foregoing, a waiver or consent to departure from the provisions hereof that relates exclusively to the rights of Holders whose Transfer Restricted Securities are being tendered pursuant to the Exchange Offer, and that does not affect directly or indirectly the rights of other Holders whose Transfer Restricted Securities are not being tendered pursuant to such Exchange Offer, may be given by the Majority Holders of the Transfer Restricted Securities subject to such Exchange Offer.

(d) Additional Guarantors. The Company shall cause any of its Restricted Subsidiaries (as defined in the Indenture) that becomes, prior to the consummation of the Exchange Offer, a Guarantor in accordance with the terms and provisions of the Indenture to become a party to this Agreement as a Guarantor.

(e) Third Party Beneficiary. The Holders shall be third party beneficiaries to the agreements made hereunder between the Issuer and the Guarantors, on the one hand, and the Purchasers, on the other hand, and shall have the right to enforce such agreements directly to the extent they may deem such enforcement necessary or advisable to protect its rights or the rights of Holders hereunder.

(f) Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, first-class mail (registered or certified, return receipt requested), telex, facsimile, e-mail PDF or air courier guaranteeing overnight delivery:

(i) if to a Holder, at the address set forth on the records of the Registrar under the Indenture, with a copy to the Registrar under the Indenture; and

(ii) if to the Issuer or the Guarantors, at the address set forth below (or at such other address as may be specified by the Issuer or the Guarantors, notice of which is given in accordance with the provisions of this Section 10(f)):

c/o Revel Entertainment Group, LLC

1301 Atlantic Avenue, Suite 200

Atlantic City, New Jersey 08401

Attention: Kevin G. DeSanctis

Facsimile: (609) 568-9317

With a copy to:

Skadden, Arps, Slate, Meagher & Flom LLP

300 South Grand Avenue

Los Angeles, California 90071

Attention: Rodrigo A. Guerra, Jr.

(Fax: 213-621-5217)

All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if sent by facsimile or e-mail PDF; and on the next Business Day, if timely delivered to an air courier guaranteeing overnight delivery.

Copies of all such notices, demands or other communications shall be concurrently delivered by the Person giving the same to the Trustee at the address specified in the Indenture.

(g) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties, including without limitation and without the need for an express assignment, subsequent Holders; provided that nothing herein shall be deemed to permit any assignment, transfer or other disposition of Transfer Restricted Securities in violation of the terms hereof or of the Purchase Agreements or the Indenture. If any transferee of any Holder shall acquire Transfer Restricted Securities in any manner, whether by operation of law or otherwise, such Transfer Restricted Securities shall be held subject to all of the terms of this Agreement, and by taking and holding such Transfer Restricted Securities such Person shall be conclusively deemed to have agreed to be bound by and to perform all of the terms and provisions of this Agreement, including the restrictions on resale set forth in this Agreement and, if applicable, the Purchase Agreements, and such Person shall be entitled to receive the benefits hereof.

(h) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

(i) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

(j) Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED IN THE STATE OF NEW YORK, INCLUDING SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW AND RULE 327(B) OF THE NEW YORK CIVIL PRACTICE LAW AND RULES.

(k) Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

(l) Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein with respect to the registration rights granted with respect to the Transfer Restricted Securities. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

(m) Underwritten Offerings. No Holder may participate in any underwritten offering hereunder except in the case of a Shelf Registration Statement and only if (a) the Issuer gives its prior written consent to such underwritten offering, (b) the managing underwriter or underwriters thereof shall be designated by the Majority Holders of Transfer Restricted Securities to be included in such offering, provided that such designated managing underwriter or underwriters is or are reasonably acceptable to the Issuer, (c) each Holder participating in such underwritten offering agrees to sell such Holder’s Transfer Restricted Securities on the basis provided in any underwriting arrangements approved by the Persons entitled selecting the managing underwriter or underwriters hereunder and (d) each Holder of Transfer Restricted Securities participating in such underwritten offering completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

REVEL AC, INC.

By:	/s/ Alan Greenstein
	Name:	Alan Greenstein
	Title:	Chief Financial Officer, Treasurer and Secretary

REVEL AC, LLC, as a Guarantor

By:	REVEL AC, INC., as Sole Member

By:	/s/ Alan Greenstein
	Name:	Alan Greenstein
	Title:	Chief Financial Officer, Treasurer and Secretary

REVEL ATLANTIC CITY, LLC, as a Guarantor

By:	REVEL AC, LLC, Sole Member

By:	REVEL AC, INC., as Sole Member

By:	/s/ Alan Greenstein
	Name:	Alan Greenstein
	Title:	Chief Financial Officer, Treasurer and Secretary

REVEL ENTERTAINMENT GROUP, LLC, as a Guarantor

By:	REVEL AC, LLC, as Sole Member

By:	REVEL AC, INC., as Sole Member

By:	/s/ Alan Greenstein
	Name:	Alan Greenstein
	Title:	Chief Financial Officer, Treasurer and Secretary

NB ACQUISITION, LLC, as a Guarantor

By: REVEL ENTERTAINMENT GROUP, LLC, as Sole Member

By:	REVEL AC, LLC, as Sole Member

By:	REVEL AC, INC., as Sole Member

By:	/s/ Alan Greenstein
	Name:	Alan Greenstein
	Title:	Chief Financial Officer, Treasurer and Secretary

PURCHASER

By:

Print Name:

Title:

Address:

SCHEDULE I

GUARANTORS

Revel AC, LLC

Revel Atlantic City, LLC

Revel Entertainment Group, LLC

NB Acquisition, LLC

SCHEDULE II

PURCHASERS

[On file with the Issuer]